Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199508 on Form S-8 of our report dated February 26, 2015, relating to the consolidated and combined financial statements of Atara Biotherapeutics, Inc. and its subsidiaries (collectively, the “Company”) which report expresses an unqualified opinion appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 26, 2015